SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - April 7, 2016
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    By letter dated April 7, 2016, Mr. James L. Wainscott notified AK Steel Holding Corporation (the “Company” or “AK Steel”) of his decision not to stand for re-election to the Company’s Board of Directors at the Company’s 2016 Annual Meeting of Stockholders, which will be held on May 26, 2016.

Mr. Wainscott has served as a member of the Board of Directors for over twelve years and as Chairman of the Board of Directors since January 2006. On December 31, 2015, Mr. Wainscott retired as President and Chief Executive Officer of AK Steel, roles he had held since October 2003. He has served as Non-Executive Chairman of the Board since January 1, 2016. Mr. Wainscott will continue to serve on the Board as Non-Executive Chairman until the election of Directors at the 2016 Annual Meeting.

The Company and the Board are grateful to Mr. Wainscott for his distinguished Board service and leadership as Chairman of the Board.

Mr. Wainscott’s decision not to stand for re-election to the Board is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: April 8, 2016